Exhibit 4

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                   BANC OF AMERICA MORTGAGE SECURITIES, INC.,
                                  as Depositor

                             BANK OF AMERICA, N.A.,
                                   as Servicer

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                   as Trustee

                                 AMENDMENT No. 1

                             Dated January 30, 2004

                                       To

                                       The

                         POOLING AND SERVICING AGREEMENT

                              dated August 27, 2003



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                       Mortgage Pass-Through Certificates

                                  Series 2003-7

            AMENDMENT No. 1, dated January 30, 2004, (the "Amendment"), to the Pooling and Servicing Agreement dated August 27, 2003 (the "Agreement") among BANC OF AMERICA MORTGAGE SECURITIES, INC., as depositor (the "Depositor"), BANK OF AMERICA, N.A., as servicer (the "Servicer") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (the "Trustee").

            WHEREAS, Section 11.01 of the Agreement provides, among other things, that the Depositor, the Servicer and the Trustee may amend the Agreement, without the consent of any of the Certificateholders, to make any other provisions with respect to matters or questions arising under the Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

            WHEREAS, Section 11.01 of the Agreement also provides, among other things, that the Depositor, the Servicer and the Trustee may amend the Agreement, subject to certain provisos, with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66-2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of the Holders of Certificates of such Class.

            WHEREAS, the Depositor, the Servicer and the Trustee desire to amend the Agreement, as set forth in this Amendment, and have obtained the consent of the Holder of 100% Percentage Interest of the Class SES Certificates and the Opinions of Counsel required by Section 11.01 of the Agreement, including the Opinion of Counsel referred to in the first WHEREAS clause herein relating to the effect of such amendments on the other Certificateholders.

            NOW THEREFORE, in consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

            All terms used in this Amendment which are defined in the Agreement, either directly or by reference therein, have the meanings assigned to them therein, except to the extent such terms are defined or modified in this Amendment or the context clearly requires otherwise.

            Section 1. Amendment of Section 1.01. The definition of "Servicer Compensating Interest" is hereby replaced in its entirety with the following:

            Servicer Compensating Interest: With respect to each Distribution Date, the least of (a) the aggregate Servicing Fee for such Distribution Date (before giving effect to any reduction pursuant to Section 3.17), (b) the Prepayment Interest Shortfall for such Distribution Date and (c) one-twelfth of 0.25% of the Pool Stated Principal Balance.

Section 2. Amendment of Section
3.17. Section 3.17 is hereby replaced in its entirety with the following:

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date; provided, however, that the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans for such Distribution Date shall be reduced (but not below zero) by an amount equal to the Servicer Compensating Interest. Any successor Servicer shall also be entitled to the Supplemental Servicing Fee.

            Any additional Servicing Compensation shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Section 3. Amendment of Section 5.02. The third paragraph  following
Section 5.02(a)(vi) is hereby replaced in its entirety with the following:

            On each Distribution Date, the Trustee, subject to Section 5.01, shall distribute to the Holders of the Class SES Certificates, any Ancillary Income, which shall be treated as paid outside the REMIC.

            Section 4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            Section 5. Ratification of Agreement. Except as modified and expressly amended by this Amendment, the Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

            Section 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    BANC OF AMERICA MORTGAGE
                                    SECURITIES, INC.,
                                        as Depositor


                                    By: /s/ Judy Lowman
                                        --------------------------------
                                        Name:  Judy Lowman
                                        Title: Vice President


                                    BANK OF AMERICA, N.A.,
                                        as Servicer


                                    By: /s/ Stephen A. Cummings
                                        --------------------------------
                                        Name:  Stephen A. Cummings
                                        Title: Senior Vice President


                                    WELLS FARGO BANK MINNESOTA, NATIONAL
                                    ASSOCIATION,
                                        as Trustee


                                    By: /s/ Peter A. Gobell
                                        --------------------------------
                                        Name:  Peter A. Gobell
                                        Title: Vice President

Attest:
By: /s/ Chris Regnier
   -------------------------
   Name: Chris Regnier
   Title: Vice President

STATE OF GEORGIA  )
                  )      ss.:
COUNTY OF FORSYTH )

            On this 30th day of January, 2004, before me, a notary public in and for the State of Georgia, personally appeared Judy Lowman, known to me who, being by me duly sworn, did depose and say that she is a Vice President of Banc of America Mortgage Securities, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.




                                              -------------------------
                                                    Notary Public

[NOTARIAL SEAL]
My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 30th day of January, 2004, before me, a notary public in and for the State of North Carolina, personally appeared Stephen A. Cummings, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.




                                            -----------------------------
                                                    Notary Public


[NOTARIAL SEAL]
My commission expires ____________.

STATE OF MARYLAND )
                  )     ss.:
COUNTY OF HOWARD  )
                  )

            On the 30th day of January, 2004, before me, a notary public in and for the State of Maryland, personally appeared Peter A. Gobell, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such association.



                                       ---------------------------------------
                                                    Notary Public

[NOTARIAL SEAL]
My commission expires ____________.